UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2010

MAGMA DESIGN AUTOMATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33213	77-0454924
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Technology Drive, San Jose, California 95110

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (408) 565-7500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Among the items to be considered and acted upon by the stockholders of Magma Design Automation, Inc. (the “Company”) at its Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held at 10:00 a.m. Pacific Daylight Time (PDT) on Thursday, September 23, 2010, at 1650 Technology Drive, San Jose, California 95110, is a proposal to approve an amended and restated version of the Company’s Employee Stock Purchase Plan (the “ESPP”). This proposal is identified as Proposal 3 in the Company’s Proxy Statement dated August 11, 2010 (the “Proxy Statement”) that was previously furnished to the Company’s stockholders of record as of the close of business on August 9, 2010.

The proposed amended and restated ESPP, as described in Proposal 3 of the Proxy Statement, would eliminate the evergreen feature of the ESPP (pursuant to which the number of shares of the Company’s common stock available for issuance under the ESPP increases every year) and instead provide that a fixed number of 6,000,000 shares of the Company’s common stock may be issued under the ESPP after the date of the Annual Meeting. The Company has reconsidered the proposed ESPP share limit and determined that it should be reduced by 800,000 shares. Accordingly, if stockholders approve the proposed amended and restated version of the ESPP, the Company will reduce the number of shares of the Company’s common stock that may be issued under the ESPP after the date of the Annual Meeting from 6,000,000 shares to 5,200,000 shares. The Proxy Statement is not amended in any other respect. A copy of the proposed amended and restated version of the ESPP, marked to show the proposed reduction in the share limit, is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference herein.

At the Annual Meeting, stockholders are also being asked to approve a new stock incentive plan, the Magma Design Automation, Inc. 2010 Stock Incentive Plan (the “2010 Plan”). The Company’s management intends to recommend to the Compensation Committee of the Company’s Board of Directors that the committee adopt a policy providing that, if stockholders approve the proposed 2010 Plan, equity-based awards granted by the Company during its 2011, 2012 and 2013 fiscal years be structured such that the Company’s average annual burn rate with respect to such grants will not exceed 7.0% over this period. For this purpose, the “burn rate” for any one particular fiscal year means the total number of shares of Company common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average total number of shares of common stock issued and outstanding during that particular fiscal year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of equity-based awards other than options and stock appreciation rights will be counted as 1.92 shares for each share actually issuable in respect of the award. Shares issued in respect of equity-based awards that are initially granted by other entities and that are assumed or substituted for by the Company in connection with mergers and acquisitions will not be counted for purposes of calculating the burn rate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Magma Design Automation, Inc. Employee Stock Purchase Plan, as amended and restated, marked to show the proposed amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Magma Design Automation, Inc.
(Registrant)

	By:	/S/ PETER S. TESHIMA
Date: September 10, 2010		Peter S. Teshima
Corporate Vice President - Finance and Chief Financial Officer

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